Exhibit 99.2

Priceline.com Updates 2005 Guidance

NORWALK, Conn., July 14, 2005 . . . Priceline.com® (Nasdaq: PCLN) today updated its financial guidance for the 2nd quarter 2005, which ended on June 30, 2005, and increased its guidance for the 2nd half 2005 to reflect its acquisition of Bookings B.V., which also was announced and consummated today.

For the 2nd quarter, priceline.com said that it expects gross travel bookings to be in the range of $566 million to $570 million.  Gross travel bookings refer to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers.  Second quarter revenue and pro forma gross profit are expected to be approximately $265 million to $270 million and $65 million to $67 million, respectively.  Pro forma net income per diluted share in the 2nd quarter is expected to be between $0.36 and $0.40 per diluted share.  When it announced its 1st quarter financial results on May 9, 2005, priceline.com gave pro forma net income per diluted share guidance for the 2nd quarter of between $0.34 and $0.40 per diluted share.  The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of pro forma financial information used in this press release.

Priceline.com issued guidance for the full-year 2005 to reflect the acquisition by priceline.com of the European online travel company Bookings B.V., which was announced and consummated today.  Priceline.com said it now expects pro forma net income per diluted share for full-year 2005 to be in the range of $1.20 to $1.28 per diluted share.  Previously, priceline.com stated that it was comfortable with First Call analyst consensus estimates of pro forma net income of $1.21 per diluted share for full-year 2005.

Pro forma gross profit and pro forma net income per diluted share estimates for the 2nd quarter 2005 exclude the after-tax effects of non-cash amortization expense of acquisition-related intangibles (primarily associated with the acquisition of Travelweb and Active Hotels), stock-based compensation expense and option payroll tax expense, which, when aggregated, are expected to total approximately $4.5 million.  In addition, pro forma net income per diluted share estimates for the 2nd quarter 2005 exclude the anticipated impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which was effective as of December 15, 2004 and which revises the method for calculating diluted shares outstanding for purposes of computing GAAP net income per diluted share.

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Priceline.com said it will give more details on the 2nd quarter and on its 3rd quarter forecast when it reports 2nd quarter 2005 financial results.  Priceline.com at this time is unable to forecast the combined company’s full-year GAAP-basis net income without unreasonable effort and is still evaluating how the acquisition will affect the company’s non-cash amortization expense of intangibles acquired in the acquisition of Bookings B.V.  This calculation is expected to be completed by the time of the announcement of priceline.com’s 2nd quarter financial results at which time priceline.com will provide GAAP-basis net income guidance.

About priceline.com

Priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com recently expanded its services so customers now have a choice: they can pick from a broad selection of published flights, hotels, rental cars and packages at published prices or, for deeper savings, they can use priceline.com’s Name Your Own Price service for their travel needs.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.

Priceline.com operates one of Europe’s fastest growing hotel reservation services through Activehotels.com, Activereservations.com, Bookings.net and priceline.co.uk.  The company also operates the following travel sites:  Travelweb.com, Lowestfare.com, Rentalcars.com and Breezenet.com.  Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

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Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

•  adverse changes in general market conditions for leisure and  other travel services as the result of, among other things, terrorist attacks;

•  adverse changes in the Company’s relationships with airlines and other product and service  providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s retail or “opaque” services, or both):

•  the loss or reduction of global distribution fees;

•  the bankruptcy or insolvency of another major domestic airline;

•  the effects of increased competition, including, without limitation, adverse effects from the continued consolidation of on-line travel intermediaries;

•  systems-related failures and/or security breaches;

•  difficulties integrating recent acquisitions, including, without limitation, the acquisitions of Active Hotels, Travelweb and Bookings B.V.;

•  final adjustments made in closing the 2nd quarter 2005;

•  legal and regulatory risks; and

•  the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma gross profit excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles.  Pro forma net income excludes the after tax effects of non-cash amortization expense of acquisition-related intangibles, stock-based compensation expense, option payroll tax expense and, when applicable, the payment of non-cash preferred stock dividends.  In addition, pro forma net income per share excludes the accounting impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which was effective as of December 15, 2004 and revises the method for calculating diluted shares outstanding for purposes of computing GAAP net income per share.

Pro forma gross profit, pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Priceline.com believes that pro forma gross profit, pro forma net income and pro forma net income per share that exclude the after-tax effects of non-cash amortization expense of acquisition-related intangibles are useful for investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods.  Stock based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded from pro forma net income and pro forma net income per share because they do not impact cash earnings and are reflected in earnings per share through increased share counts.  Option payroll tax expense often shows volatility unrelated to operating results since the expense is driven primarily by option exercise activity and the market price of priceline.com’s common stock. Finally, the accounting impact of

EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which requires that priceline.com use the “if-converted” method of accounting for convertible debt instruments when calculating earnings per share, has been excluded because the common stock that underly priceline.com’s 1% Convertible Senior Notes and priceline.com’s 2.25% Convertible Senior Notes are generally not issuable unless our common stock trades at prices of $44.00 per share and $45.54 per share, respectively.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.